 Exhibit 99.1

China Pharma Announces the Entry of “At-The-Market” Equity Offering

HAIKOU CITY, December 13, 2024 – China Pharma Holdings, Inc. (NYSE American: CPHI) (“China Pharma,” or the “Company”), a specialty pharmaceutical company, today announced that it has filed a prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”) under which the Company may offer and sell from time to time shares of common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $600,000 (the “Financing”).

The shares will be offered pursuant to a certain Securities Purchase Agreement (the “SPA”) the Company entered into with certain investor (the “Investor”) on December 12, 2024. Pursuant to the SPA, the Investor agrees to, at its discretion, purchase, from time to time over the commitment period from December 12, 2024 through December 31, 2024, through one or more closings, up to $600,000 worth of the Common Stock, at the prices related to prevailing market prices, which equals to the lower of (i) the closing price the day prior to the purchase notice, or (ii) the five (5) day average closing prices of the Company as reported by Bloomberg or on the NYSE American Market’s website and in accordance with NYSE Rule Section 312.03(c), provided, in no event shall the price per share be lower than $0.15 per share. The timing of any sales and the number of Common Stock sold, if any, will depend on a variety of factors to be determined by the Investor. There can be no assurance that the Company will be able to issue and sell any Common Stock.

The prospectus supplement filed today adds to, updates or otherwise changes information contained in the accompanying prospectus contained in the Company’s shelf registration statement on Form S-3 (File No. 333-276481) filed by the Company with the SEC on January 12, 2024, as amended, and which became effective on February 6, 2024. Prospective investors should read the prospectus in that registration statement and the prospectus supplement (including the documents incorporated by reference therein) for more complete information about the Company and the Financing, including the risks associated with investing in the Company. Copies of the prospectus supplement and related prospectus may be obtained from China Pharma Holdings, Inc., Attn: Zhilin Li, 2nd Floor, No. 17, Jinpan Road, Haikou, Hainan Province, China 570216. You may also obtain these documents free of charge when they are available by visiting EDGAR on the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, solicitation or sale will be made only by means of the prospectus supplement and the accompanying prospectus.

About China Pharma Holdings, Inc.

China Pharma Holdings, Inc. is a specialty pharmaceutical company that develops, manufactures and markets a diversified portfolio of products, focusing on conditions with high incidence and high mortality rates in China, including cardiovascular, CNS, infectious, and digestive diseases. The Company’s cost-effective business model is driven by market demand and supported by new GMP-certified product lines covering the major dosage forms. In addition, the Company has a broad and expanding nationwide distribution network across all major cities and provinces in China. The Company’s wholly-owned subsidiary, Hainan Helpson Medical & Biotechnology Co., Ltd., is located in Haikou City, Hainan Province. For more information about China Pharma Holdings, Inc., please visit http://www.chinapharmaholdings.com/ The Company routinely posts important information on its website.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties may include, but are not limited to: the achievability of financial guidance; success of new product development; unanticipated changes in product demand; increased competition; downturns in the Chinese economy; uncompetitive levels of research and development; and other information detailed from time to time in the Company’s filings and future filings with the United States Securities and Exchange Commission. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations, except as required by applicable law or regulation.

For more information, please contact Investor Relations:

China Pharma Holdings, Inc.

Ms. Diana Na Huang

Phone: +86-898-6681-1730 (China)

Email: hps@chinapharmaholdings.com